Exhibit 99.1

Petco Names Joel D. Anderson as Chief Executive Officer

30-Year Retail Industry Veteran Named Chief Executive Officer and Member of the Board of Directors

R. Michael Mohan to Lead a New Board Committee Focused on Value Creation

San Diego, July 17, 2024 / PR Newswire / — Petco Health and Wellness Company, Inc. (Nasdaq: WOOF) today announced that the Company’s Board of Directors has appointed Joel D. Anderson to serve as Chief Executive Officer (CEO), effective July 29, 2024. In addition, Anderson has been elected to serve on the Company’s Board of Directors.

“Joel is an inspirational leader and a highly experienced retail CEO,” said Glenn Murphy, Executive Chairman of the Board of Directors. “Over the course of his impressive career he has demonstrated the ability to build and lead great teams while creating significant shareholder value. I look forward to working closely with him as he leads Petco’s initiatives to improve operating and financial results.”

“I am excited to join Petco at a pivotal time as we reposition the business for a stronger future,” said Joel Anderson. “Petco is the leader in pet health and wellness and I see many opportunities to improve performance. I look forward to working closely with Glenn, the leadership team, and the Board of Directors to create value for all our stakeholders.”

R. Michael Mohan will transition from his current role as interim Chief Executive Officer on July 29, 2024 to chair a new Board committee focused on Petco’s ongoing value creation initiatives, working with Anderson to ensure a smooth leadership transition and continued execution towards the company’s objectives.

“On behalf of the Board of Directors, I extend our deepest gratitude to Mike for his dedication and leadership,” Murphy continued. “He has made a meaningful impact as our interim CEO over the past few months, effectively stabilizing our operations and setting us on the path for continued improvements in performance.”

About Joel D. Anderson

Anderson is a highly accomplished retail leader with over 30 years of industry experience with a proven track record of value creation as a public company CEO. He brings deep operational discipline, merchandising skills, and branding expertise and has a passion for leadership development while building strong cultural tenets. Most recently, Anderson served as the CEO of Five Below, Inc. where he led the company’s U.S. expansion from 366 to over 1,500 stores and eCommerce site launch, optimized operations, significantly increased productivity, expanded into new categories, and drove revenue growth from $500 million to more than $3.5 billion.

Anderson previously served for three years as the President and CEO of Walmart.com, leading the multi-billion dollar dot com business unit from 2011 to 2014, and for four years before that as divisional Senior Vice President of the Northern Plains division of Walmart stores, overseeing over 100,000 associates and more than $25 billion in annual sales. Anderson currently serves as a director of Sprouts Farmers Market and is a member of the audit and compensation committees.

About Petco, The Health + Wellness Co.

Founded in 1965, Petco is a category-defining health and wellness company focused on improving the lives of pets, pet parents and our own Petco partners. We’ve consistently set new standards in pet care while delivering comprehensive pet wellness products, services and solutions, and creating communities that deepen the pet-pet parent bond. We operate more than 1,500 pet care centers across the U.S., Mexico and Puerto Rico, which offer merchandise, companion animals, grooming, training and a growing network of on-site veterinary hospitals and mobile veterinary clinics. Our complete pet health and wellness ecosystem is accessible through our pet care centers and digitally at petco.com and on the Petco app. In tandem with Petco Love, an independent nonprofit organization, we work with and support thousands of local animal welfare groups across the country and, through in-store adoption events, we’ve helped find homes for nearly 7 million animals.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical fact. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including, but not limited to, the following: our ability to successfully manage leadership transition, execute on our strategy and drive profitability, and the risk factors we identify in our Securities and Exchange Commission filings, and actual results may differ materially from the results discussed in such forward-looking statements. Petco undertakes no duty to update publicly any forward-looking statement that it may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation, or other competent legal authority.

Media Contact: Benjamin Thiele-Long, benjamin.thiele-long@petco.com

IR Contact: InvestorRelations@petco.com

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